SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 22, 2008

TERRA ENERGY RESOURCES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-52543	20-8317658
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

225 Franklin Avenue

Midland Park, NJ 07432

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

201-670-0881

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Terra Media, Ltd.

60 Knolls Crescent, Suite 9M

Bronx, NY 10463

(973) 768-4181

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 22, 2008 (the “Effective Date”) the Issuer made payment on a sublease of a coal property in Leslie County, Kentucky on the Sizemore Branch of the Hyden West Quadrangle.  The payment caused the agreement to become effective on the Effective Date. This sublease covers the Hazard 10 seam covering approximately 4 and 1/3 acres.  The Hazard 10 is about 40 inches thick in this region.  The Issuer has also agreed to pay The Lost Creek Land and Mineral Company to permit and mine the seam. This is the first coal lease purchased by the Issuer.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Sublease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA ENERGY RESOURCES, LTD.

By: __s/Catherine Balloqui___________

Catherine Balloqui

Chief Executive Officer

Dated: December 22, 2008